Exhibit 99.1

Jefferson Capital Reports Third Quarter 2025 Results

Collections Grow 63% to $236.8 Million and Deployments Grow 22% to $151.0 Million

Pre-tax Income up 16% to $45.5 Million with Net Income of $38.4 Million and EPS of $0.59

Adjusted Pre-tax Income up 30% to $54.8 Million with Adjusted Net Income of $47.7 Million and Adjusted EPS of $0.74

Board of Directors Declares Quarterly Cash Dividend of $0.24 per Share

MINNEAPOLIS, November 13, 2025 /GLOBE NEWSWIRE/ -- Jefferson Capital, Inc. (“Jefferson Capital”), a leading analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts, today announced its third quarter 2025 financial results.

“We delivered strong third quarter results with significant momentum in all key aspects of the business,” said David Burton, Chairman and Chief Executive Officer. “We continue to execute well on our differentiated strategy and are well positioned to drive shareholder value in the near and long term.”

“We delivered the largest third quarter deployments in the company’s history, up 22% year-over-year and, previously disclosed, we signed another strategic portfolio purchase of a sizable dislocated credit card portfolio from Bluestem Brands to follow up on the Conn’s portfolio purchase from last year.”

“The investment environment remains favorable with elevated levels of consumer credit delinquencies, charge-offs and insolvencies to drive portfolio supply and low unemployment to support liquidation rates. We further improved our leading position in the market by upsizing our revolving credit facility to $1 billion in commitments while also improving pricing and enhancing terms.”

Third Quarter 2025 Highlights versus Third Quarter 2024

●	Collections grew 63% to $236.8 million
●	Deployments up 22% to $151.0 million – largest third quarter deployments in the company’s history
●	ERC rose 27% reaching $2.9 billion
●	Strong revenue growth of 36% to $150.8 million
●	Sector-leading Cash Efficiency Ratio of 72.2%, up 319 bps
●	Leverage ratio* improved to 1.59x as compared to 2.52x
●	Pre-tax Income up 16% to $45.5 million with Net Income of $38.4 million and EPS of $0.59
●	Adjusted Pre-tax Income* increased 30% to $54.8 million
●	Adjusted Net Income* of $47.7 million, resulting in Adjusted EPS of $0.74

Collections

The following table summarizes total collections by geographic area:

	Three Months Ended
	September 30,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$182.9	$99.6	$83.3	83.6%
Canada	29.0	23.3	5.7	24.5%
United Kingdom	11.0	10.6	0.4	3.8%
Latin America	13.9	11.6	2.3	19.8%
Total Collections	$236.8	$145.1	$91.7	63.2%

●	Collections from purchased receivables increased 63.2% or $91.7 million to $236.8 million during the third quarter of 2025 versus $145.1 million during the same quarter in 2024
●	Collections in the United States included $49.7 million from the Conn’s portfolio purchase in the fourth quarter of 2024

Estimated Remaining Collections

The following table summarizes total ERC by geographic area:

	September 30,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$2,158.8	$1,668.9	$489.9	29.4%
Canada	362.5	272.8	89.7	32.9%
United Kingdom	153.0	153.6	(0.6)	(0.4)%
Latin America	255.3	211.5	43.8	20.7%
Total	$2,929.6	$2,306.8	$622.8	27.0%

●	ERC in the United States included $178.6 million from the Conn’s portfolio purchase

Deployments

The following table summarizes the total deployments by geographic area:

	Three Months Ended
	September 30,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$107.2	$75.8	$31.4	41.4%
Canada	30.8	30.2	0.6	1.9%
United Kingdom	4.1	4.7	(0.6)	(12.8)%
Latin America	8.9	12.7	(3.9)	(30.4)%
Total Purchases	$151.0	$123.4	$27.5	22.3%

●	The Company invested $151.0 million to acquire receivable portfolios, which compares to $123.4 million in the third quarter 2024
●	$316.4 million of deployments locked in through forward flows at quarter end of which $272.8 million are for the next twelve months

Revenues

●	Total revenues increased $40.2 million, or 36.4%, to $150.8 million compared to $110.6 million for the third quarter 2024. The growth is primarily a result of strong deployments in prior periods

Operating Expenses

●	Total operating expenses increased $29.9 million, or 59.5% to $80.2 million compared to $50.3 million for the third quarter 2024 primarily due to increases of $14.4 million in court costs, agency commissions and other servicing expenses due to increased legal channel volumes as well as $10.7 million in salaries and benefits driven by $8.8 million in non-cash stock-based compensation expense

●	For the third quarter 2025, the Company recognized portfolio revenue of $22.4 million, servicing revenue of $1.9 million and net operating income of $16.5 million related to the Conn’s portfolio purchase

Leverage, Liquidity and Capital Resources

●	Leverage* improved to 1.59x at September 30, 2025 compared to 2.52x at September 30, 2024 as a result of strong growth in portfolio cashflow
●	At September 30, 2025, the Company’s Revolving Credit Facility (“RCF”) with $825 million of commitments was undrawn and in addition, the Company had $42.3 million of unrestricted cash and cash equivalents. RCF upsized to $1 billion post quarter end
●	2026 maturity was pre-funded with a $500 million unsecured debt offering in May 2025, which paid down the RCF

Dividend

The Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common stock, payable on December 4, 2025, to shareholders of record as of the close of business on November 25, 2025.

Recent Developments

On October 24, 2025, Jefferson Capital entered into an Asset Purchase Agreement with affiliates of Bluestem Brands (“Bluestem”) to acquire an active credit card receivables portfolio for which new draws have been suspended for a gross purchase price of $302.8 million:

●	The gross purchase price is subject to customary adjustments for interim cash flows (including collections and new purchases) between June 30, 2025 (the “Cut Off Date”) and closing and a $20.0 million escrow to secure implementation obligations
●	At the Cut Off Date, the receivables being acquired had an aggregate face value of $488.2 million
●	The closing of the transaction is expected in the fourth quarter of 2025

On October 27, 2025 Jefferson Capital completed an amendment of its RCF achieving a number of important funding structure objectives:

●	Increased commitments by $175 million to an aggregate amount of $1 billion
●	Extended maturity to October 27, 2030
●	Reduced pricing by 50 bps across the pricing grid, eliminated any credit spread adjustments and removed the SOFR floor
●	Reduced the non-use fee rate for unutilized commitments by 5 bps
●	Implemented a handful of ‘housekeeping’ borrower-friendly changes to reflect public company status

*Leverage Ratio, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. For a reconciliation of historical Leverage, Adjusted Pre-Tax Income and Adjusted Net Income, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press-release.

Webcast

A webcast to discuss the Company’s third quarter 2025 financial results is scheduled for today, November 13, 2025 at 5:30 p.m. ET. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://investors.jcap.com/news-events/events.

Use of Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, including Leverage, Adjusted Pre-Tax Income, Adjusted Net Income, and Adjusted EPS, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). These non-GAAP measures are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. Our management believes Leverage, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS help us provide enhanced period-to-period comparability of operations and financial performance and are useful to investors as other companies in our industry report similar financial measures. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies, which could limit such measures’ usefulness as comparative measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

About Jefferson Capital, Inc.

Founded in 2002, Jefferson Capital is an analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts with operations in the United States, Canada, the United Kingdom and Latin America. It purchases and services both secured and unsecured assets, and its growing client base includes Fortune 500 creditors, banks, fintech origination platforms, telecommunications providers, credit card issuers and auto finance companies. Jefferson Capital is headquartered in Minneapolis, Minnesota with additional offices and operations located in Sartell, Minnesota, Denver, Colorado and San Antonio, Texas (United States); Basingstoke, England; London, England and Paisley, Scotland (United Kingdom); London, Ontario and Toronto, Ontario (Canada); as well as Bogota (Colombia).

Contacts:

Investor Relations

IR@jcap.com

Media Relations

Doug.Donsky@icrinc.com

Disclosure Regarding Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements concerning our anticipated financial performance, execution of our business strategies, the favorability of the investment environment, the closing of the Asset Purchase Agreement with Bluestem and the related costs and benefits, and our ability to continue paying quarterly cash dividends. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a deterioration in the economic or inflationary environment in the United States, Canada, the United Kingdom or Latin America, including the interest rate environment; our ability to replace our portfolios of nonperforming loans with additional portfolios sufficient to operate efficiently and profitably; our ability to collect sufficient amounts on our nonperforming loans to fund our operations; the possibility that third parties we rely on to conduct collection and other activities fail to perform their services; the possibility that we could recognize significant decreases in our estimate of future recoveries on nonperforming loans; changes in, or interpretations of, federal, state, local, or international laws, including bankruptcy and collection laws, or changes in the administrative practices of various bankruptcy courts, which could negatively impact our business or our ability to collect on nonperforming loans; goodwill impairment charges that could negatively impact our net income and stockholders’ equity; our ability to comply with existing and new regulations of the collection industry, the failure of which could result in penalties, fines, litigation, damage to our reputation, or the suspension or termination of or required modification to our ability to conduct our business; adverse outcomes in pending or future litigation or administrative proceedings; the possibility that class action suits and other litigation could divert management’s attention and increase our expenses; investigations, reviews, or enforcement actions by governmental authorities, including the Consumer Financial Protection Bureau, which could result in changes to our business practices, negatively impact our deployment volume, make collection of account balances more difficult, or expose us to the risk of fines, penalties, restitution payments, and litigation; the possibility that compliance with complex and evolving international and United States laws and regulations that apply to our international operations could increase our cost of doing business in international jurisdictions; our ability to comply with data privacy regulations such as the General Data Protection Regulation; our ability to retain, expand, renegotiate or replace our credit facility and our ability to comply with the covenants under our financing arrangements; our ability to refinance our indebtedness; our ability to service our outstanding indebtedness; changes in interest or exchange rates, which could reduce our net income, and the possibility that future hedging strategies may not be successful; and the possibility that we could incur business or technology disruptions or cybersecurity incidents. These and other important factors discussed under the caption “Risk Factors” in our

Quarterly Report on Form 10-Q to be filed with the SEC, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

FINANCIAL TABLES FOLLOW

Jefferson Capital, Inc.

Combined and Condensed Consolidated Balance Sheets

(Unaudited, in Thousands)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$42,270	$35,506
Restricted cash	3,801	2,737
Accounts receivable	17,297	16,532
Other assets	15,518	14,390
Investments in receivables, net	1,640,809	1,497,748
Credit card receivables (net of allowance for	16,180	17,176
credit losses of $1,751 and $1,907)
Property, plant and equipment, net	1,867	2,274
Other intangible assets, net	7,273	10,237
Goodwill	57,906	57,683
Total Assets	$1,802,921	$1,654,283

Liabilities
Accounts payable and accrued expenses	$78,272	$69,975
Other liabilities	4,569	4,860
Current tax liabilities	1,248	—
Deferred tax liabilities	98,876	2,193
Notes payable, net	1,182,584	1,194,726
Total Liabilities	$1,365,549	$1,271,754

Stockholder's Equity
Common Stock par value $0.0001 per share; 330,000,000 shares and 0 shares authorized as of September 30, 2025 and December 31, 2024 and 58,290,473 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	$6	$—
Additional paid-in capital	(60,748)	—
Retained earnings	500,414	398,122
Accumulated other comprehensive income (loss)	(2,300)	(15,593)
Total stockholder's equity	$437,372	$382,529
Total Liabilities and Stockholder's Equity	$1,802,921	$1,654,283

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited in Thousands, except for Earnings Per Share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Total portfolio income	$139,179	$99,258	$416,749	$285,362
Changes in recoveries	494	1,690	5,670	1,565
Total portfolio revenue	139,673	100,948	422,419	286,927
Credit card revenue	1,755	2,048	5,450	6,353
Servicing revenue	9,414	7,605	30,621	21,080
Total Revenues	150,842	110,601	458,490	314,360
Provision for credit losses	569	867	1,670	2,637
Operating Expenses
Salaries and benefits	23,314	12,567	43,590	35,973
Servicing expenses	47,609	33,246	133,948	95,873
Depreciation and amortization	1,350	548	4,206	1,678
Professional fees	3,743	1,894	15,353	5,930
Other selling, general and administrative	4,221	2,052	13,783	5,769
Total Operating Expenses	80,237	50,307	210,880	145,223
Net Operating Income	70,036	59,427	245,940	166,500

Other Income (Expense)
Interest expense	(26,467)	(19,753)	(77,184)	(55,187)
Foreign exchange and other income (expense)	1,944	(440)	5,564	(3,181)
Total other expense	(24,523)	(20,193)	(71,620)	(58,368)
Income Before Income Taxes	45,513	39,234	174,320	108,132
Provision for income taxes	(7,151)	(2,356)	(24,086)	(6,195)
Net Income	38,362	36,878	150,234	101,937
Foreign currency translation gain / (loss)	(5,023)	4,851	13,293	(1,045)
Comprehensive Income	$33,339	$41,729	$163,527	$100,892

Earnings per share
Basic	$0.59	$—	$6.60	$—
Diluted	0.59	—	6.60	—
Weighted average common shares outstanding
Basic	58,279	—	20,493	—
Diluted	58,279	—	20,493	—

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	For the Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities
Net income	$150,234	$101,937
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	4,206	1,678
Amortization of debt issuance costs	4,016	3,142
Provision for credit losses	1,670	2,637
Stock-based compensation	8,850	—
Deferred income tax	17,254	(1,420)
Changes in assets and liabilities:
Other assets	(1,186)	(19,762)
Accounts receivable	(355)	(3,428)
Accounts payable and accrued expenses	8,956	6,075
Net cash provided by operating activities	193,645	90,859
Cash flows from investing activities
Purchases of receivables, net	(451,531)	(365,322)
Purchases of credit card receivables	(20,054)	(23,689)
Collections applied to investments in receivables, net	331,042	123,301
Collections applied to credit card receivables	19,697	22,341
Purchases of property and equipment, net	(645)	(449)
Net cash used in investing activities	(121,491)	(243,818)
Cash flow from financing activities
Proceeds from notes payable	681,790	747,887
Payments on notes payable	(694,872)	(567,719)
Payment of debt issuance costs	(8,012)	(6,868)
Dividends paid to stockholders	(47,942)	(20,000)
Proceeds from issuance of common stock	10,000	—
Net cash (used in) / provided by financing activities	(59,036)	153,300
Exchange rate effects on cash balances held in foreign currencies	(5,290)	495
Net (decrease) increase in cash and cash equivalents and restricted cash	7,828	838
Cash and cash equivalents and restricted cash, beginning of period	38,243	20,604
Cash and cash equivalents and restricted cash, end of period	$46,071	$21,442

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics

Cash Efficiency Ratio

	Three Months Ended
	September 30,
($in Millions)	2025	2024
Collections	$236.8	$145.1
Credit card revenue	1.8	2.0
Servicing revenue	9.4	7.6
Cash Receipts (A)	$248.0	$154.8

Operating Expenses	$80.2	$50.3
Stock compensation	(8.8)	(2.2)
Canaccede exit incentive	(0.1)	—
IPO, merger and acquisition, and other one-time expenses	(2.4)	(0.2)
Adjusted Operating Expenses (B)	$69.0	$47.9

Cash Efficiency Ratio (A-B) / A	72.2%	69.0%

Adjusted Pre-tax Income

	Three Months Ended
	September 30,
($in Millions)	2025	2024
Pre-tax Income	$45.5	$39.2
Foreign exchange and other income (expense)	(1.9)	0.4
Stock Compensation	8.8	2.2
Canaccede exit incentive	0.1	—
IPO, merger and acquisition, and other one-time expenses	2.4	0.2
Adjusted Pre-tax Income	$54.8	$42.1

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics (Continued)

Adjusted Net Income and Adjusted EPS

	Three Months Ended		Increase	%
	September 30,		(Decrease)	Change
(in Millions, Except for Adjusted EPS)	2025	2024
Net Income	$38.4	$36.9	$1.5	4.0%
Foreign exchange and other income (expense)	(1.9)	0.4	(2.4)	(541.8)
Stock compensation	8.8	2.2	6.6	303.7
Canaccede exit incentive	0.1	—	0.1	—
IPO, merger and acquisition, and other one-time expenses	2.4	0.2	2.2	1,046.1
Adjusted Net Income	$47.7	$39.7	$8.0	20.1%

Weighted average diluted common shares outstanding (in millions)	58.3
Expected vesting of non-vested restricted stock	6.4
Adjusted weighted average diluted common shares outstanding	64.7

Adjusted EPS	$0.74

Leverage

	Trailing Twelve Months Ended
	September 30,
($in Millions)	2025	2024
Net cash provided by operating activities	$270.9	$125.6
Changes in prepaid expenses	(13.8)	20.7
Changes in accounts payable and accrued expenses	(58.3)	(8.4)
Provision for credit losses	(2.6)	(3.5)
Foreign exchange and other income (expense)	(3.2)	1.9
Cash interest paid	94.0	65.9
Provision for income taxes	26.8	8.2
Total portfolio revenue	(531.4)	(359.1)
Gross collections	927.7	515.9
Stock compensation	(7.6)	4.6
Conn's one-time items(1)	4.6	—
Canaccede exit consideration	8.7	—
Merger and acquisition, and other one-time expenses(2)	11.3	2.5
Adjusted Cash EBITDA (A)	$727.2	$374.3

	As of September 30,
	2025		2024
Borrowings, as reported	$1,182.6		$948.0
Unamortized issuance costs	17.4		14.1
Unrestricted cash	(42.3)		(18.3)
Net Debt (B)	$1,157.7		$943.8

Leverage (B / A)	1.59	x	2.52	x